UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 15, 2013, Goodrich Petroleum Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company and Johnson Rice & Company L.L.C., RBC Capital Markets, LLC and Scotia Capital (USA) Inc. as joint book-running managers and as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company sold 6,000,000 shares of its common stock, par value $0.20 per share (the “Common Stock”), at a price to the public of $25.25 per share, in a firm commitment underwritten offering pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-186129) (the “Registration Statement”), as amended and supplemented by the prospectus supplement dated October 15, 2013. The prospectus supplement and accompanying prospectus have been filed with the Securities and Exchange Commission.

The Underwriting Agreement also provides for a 30-day option for the Underwriters to purchase up to 900,000 additional shares of Common Stock solely to cover over-allotments, if any. On October 16, 2013, the Underwriters exercised this option in full. Closing of the issuance and sale of the aggregate 6,900,000 shares of Common Stock is scheduled for October 21, 2013. A legal opinion related to the Common Stock is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to customary objections, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of Johnson Rice & Company L.L.C., RBC Capital Markets, LLC and Scotia Capital (USA) Inc.

The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In particular, certain of the underwriters or their affiliates are lenders under the Company’s credit facility and will receive a portion of the proceeds from this offering. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 15, 2013, among Goodrich Petroleum Corporation, Johnson Rice & Company L.L.C., RBC Capital Markets, LLC and Scotia Capital (USA) Inc., as representatives of the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: October 17, 2013	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 15, 2013, among Goodrich Petroleum Corporation, Johnson Rice & Company L.L.C., RBC Capital Markets, LLC and Scotia Capital (USA) Inc., as representatives of the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).